UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 20, 2014

Vishay Intertechnology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-7416	38-1686453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

63 Lancaster Avenue Malvern, PA 19355-2143	19355-2143
(Address of Principal Executive Offices)	Zip Code

Registrant's telephone number, including area code 610-644-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

Vishay Intertechnology, Inc. ("Vishay") held its Annual Meeting of Stockholders on May 20, 2014.  Vishay's stockholders voted to approve the Amended and Restated Vishay Intertechnology, Inc. 2007 Stock Incentive Program (the "Plan").

A listing of the changes reflected in the Plan is summarized below:

•	increase the number of shares available for issuance under the Plan from 3.0 million shares to 6.5 million shares;

•	merge Vishay's Existing Senior Executive Phantom Stock Plan with and into the Plan and provide for the future issuance of phantom stock units under the Plan;

•	extend the term of the Plan to the tenth anniversary of the Company's 2014 Annual Meeting of Stockholders;

•	clarify that shares underlying forfeited awards will return to the pool of shares that is available for future issuance under the Plan;

•	expand authorization of the issuance of awards in the form of stock appreciation rights to eligible employees resident in the United States;

•
clarify that the Compensation Committee will make equitable adjustments to all forms of Award issued under the Plan in connection with a stock dividend, stock split or other change in capitalization as provided in the Plan; and

•
authorize the automatic exercise of any expiring in-the-money stock options with an expiration date after the effective date of the amendment and restatement of the Plan, including on a retroactive basis with respect to any stock option that was granted before the effective date of the amended and restated Plan and that remains outstanding and unexercised after the effective date.

The foregoing description is qualified in its entirety by reference to the Plan, which is incorporated herein by reference to Annex A to Vishay's definitive proxy statement, dated April 4, 2014, for its 2014 Annual Meeting of Stockholders.

Item 5.07 – Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders, Vishay's stockholders elected three directors to hold office until the 2017 annual meeting, ratified the appointment of Ernst & Young LLP as Vishay's independent registered public accounting firm for the year ending December 31, 2014, voted on an advisory basis to approve Vishay's executive compensation, and approved the Plan.

Each share of common stock is entitled to one vote, and each share of Class B common stock is entitled to ten votes.

The results of the votes of stockholders on each matter set forth at the Annual Meeting are as follows:

Election of Directors to Hold Office until 2017

	For	Withheld	Broker Non-Votes
Dr. Abraham Ludomirski
Common stock	77,733,470	35,712,953	12,684,944
Class B common stock	11,939,517	18,021	1,012
Total voting power	197,128,640	35,893,163	12,695,064
Wayne Rogers
Common stock	77,334,175	36,112,248	12,684,944
Class B common stock	11,939,517	18,021	1,012
Total voting power	196,729,345	36,292,458	12,695,064
Ronald Ruzic
Common stock	105,388,467	8,057,956	12,684,944
Class B common stock	11,939,517	18,021	1,012
Total voting power	224,783,637	8,238,166	12,695,064

Ratification of Appointment of Independent Registered Public Accounting Firm

	For	Against	Abstain	Broker Non-Votes
Common stock	125,323,154	680,781	127,432	-
Class B common stock	11,958,550	-	-	-
Total voting power	244,908,654	680,781	127,432	-

Advisory Vote on Executive Compensation

	For	Against	Abstain	Broker Non-Votes
Common stock	68,045,044	42,342,062	3,059,317	12,684,944
Class B common stock	11,939,517	18,021	-	1,012
Total voting power	187,440,214	42,522,272	3,059,317	12,695,064

Approval of the Amended and Restated Vishay Intertechnology, Inc. 2007 Stock Incentive Program

	For	Against	Abstain	Broker Non-Votes
Common stock	108,125,569	2,418,931	2,901,923	12,684,944
Class B common stock	11,957,538	-	-	1,012
Total voting power	227,700,949	2,418,931	2,901,923	12,695,064

Item 8.01 – Other Events.

Cash Dividend Declaration

On May 20, 2014, Vishay declared a cash dividend of $0.06 per share of common stock and Class B common stock outstanding payable on June 26, 2014 to stockholders of record at the close of business on June 12, 2014. A copy of the press release announcing the dividend declaration is attached as Exhibit 99.1 to this report.

U.S. Pension Settlement Window Announcement

On May 21, 2014, Vishay announced that it will offer a special limited-time voluntary lump sum payment opportunity to certain former employees who are deferred vested participants of the Vishay Retirement Plan, Vishay's U.S. qualified pension plan, and who are not currently receiving periodic payments of their pension benefit.

A copy of the press release announcing the pension settlement window is attached as Exhibit 99.2 to this report.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1
Amended and Restated Vishay Intertechnology, Inc. 2007 Stock Incentive Program. Incorporated by reference to Annex A to our definitive proxy statement, dated April 4, 2014, for our 2014 Annual Meeting of Stockholders.

10.2	Vishay Intertechnology, Inc. Form of Executive Officer Restricted Stock Unit Agreement.
10.3	Vishay Intertechnology, Inc. Form of Restricted Stock Unit Agreement.
10.4	Vishay Intertechnology, Inc. Form of Executive Officer Phantom Stock Unit Agreement.
99.1	Press release related to the declaration of a quarterly cash dividend, dated May 21, 2014.
99.2	Press release announcing the U.S. Pension Lump Sum Payment Opportunity, dated May 21, 2014.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2014

VISHAY INTERTECHNOLOGY, INC.

By:	/s/ Lori Lipcaman

Name:	Lori Lipcaman
Title:	Executive Vice President and
Chief Financial Officer